Exhibit 10.8

AMENDED AND RESTATED MANAGING DEALER AGREEMENT

October 8, 2025

Arete Wealth Management, LLC
1115 W Fulton Market, 3rd Floor
Chicago, IL 60607

This Amended and Restated Managing Dealer Agreement (this “Agreement”) is entered into by and between Golub Capital Private Income Fund S, a Delaware statutory trust (the “Company”), and Arete Wealth Management, LLC, an Illinois limited liability company (the “Managing Dealer”). The Company and the Managing Dealer are party to a managing dealer agreement dated September 24, 2025 by and between the Company and the Managing Dealer (the “Prior Agreement”) and desire to amend and restate the Prior Agreement to set forth the terms and conditions for the continued provision by the Managing Dealer of services to the Company.

The Company intends to file a registration statement on Form 10 with the U.S. Securities and Exchange Commission (the “SEC”) (the “Registration Statement”). In this Agreement, unless explicitly stated otherwise, “Registration Statement” means, at any given time, the most current effective form of the registration statement filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), related to the Company, as may be amended from time to time.

The Company intends to conduct a continuous private offering (the “Offering”) of the Company’s Class S common shares of beneficial interest, par value $0.01 per share (the “Shares”). The Shares will be offered in transactions exempt from registration under the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”). The Shares will be offered at a price of $25.00 per Share at the initial closing and thereafter on an ongoing basis at a price equal to the Company’s offering price per share (exclusive of any upfront placement or other fees) (the “net offering price”) as determined in accordance with the then-current Private Placement Memorandum, as may be amended from time to time (the “Offering Memorandum”). The Company will also issue shares pursuant to its distribution reinvestment plan (the “DRIP Shares”). In connection with the Offering, the minimum initial subscription amount by any one person shall be as set forth in the Offering Memorandum (except as otherwise indicated in any letter or memorandum from the Company to the Managing Dealer).

In this Agreement, unless explicitly stated otherwise, any references to the Registration Statement, the Offering, the Shares or the Offering Memorandum with respect to each other shall mean only those that are all related to the same Offering Memorandum.

The Company intends to offer a single class of Shares and may offer additional classes of shares as it may determine appropriate from time to time to the extent permitted by applicable law or exemptive relief therefrom. The Shares are to be offered and sold as described in the Offering Memorandum. Except as otherwise agreed by the Company and the Managing Dealer, Shares sold through the Managing Dealer are to be sold directly through the Managing Dealer, as the Managing Dealer, and/or through the intermediaries (each a “Broker” and collectively, the “Brokers”) with whom the Managing Dealer has entered into or will enter into a selected intermediary agreement related to the distribution of Shares substantially in the form attached to this Agreement as Exhibit “A” or such other form as the officers of the Company may deem appropriate (each a “Selected Intermediary Agreement”), at a purchase price equal to the net offering price applicable to the Shares being purchased as determined in accordance with the Company’s share pricing policy set forth in the Offering Memorandum, plus any applicable sales charge. For shareholders who participate in the Company’s distribution reinvestment plan, the cash distributions attributable to the Shares that each shareholder owns will be automatically invested in additional shares. The DRIP Shares are to be issued and sold to shareholders of the Company at a purchase price equal to the most recent available net offering price per share for such shares at the time the distribution is payable.

Terms not defined herein shall have the same meaning as in the Offering Memorandum. Now, therefore, the Company hereby agrees with the Managing Dealer that the Prior Agreement is hereby amended and restated in its entirety as of the date first written above as follows:

1.             Representations and Warranties of the Company. The Company represents and warrants to the Managing Dealer and each Broker participating in an Offering, with respect to such Offering, as applicable, that:

1.1            A Registration Statement has been prepared by the Company in accordance with applicable requirements of the Exchange Act. “Effective Date” means the applicable date upon which the Registration Statement or any amendment thereto became effective.

1.2            The Company has been duly and validly organized and formed as a statutory trust under the laws of the state of Delaware, with the power and authority to conduct its business as described in the Offering Memorandum.

1.3            As of the Effective Date, the Registration Statement and Offering Memorandum complied or will comply in all material respects with applicable law. The Offering Memorandum does not and will not contain any untrue statements of material facts or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, as of the date of the Offering Memorandum, provided, however, that the foregoing provisions of this Section 1.3 will not extend to such statements contained in or omitted from the Offering Memorandum as are primarily within the knowledge of the Managing Dealer or any of the Brokers and are based upon information furnished by the Managing Dealer in writing to the Company specifically for inclusion therein.

1.4            The Company intends to use the funds received from the sale of the Shares as set forth in the Offering Memorandum.

1.5            No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Shares, except such as may be required under the Securities Act, the Exchange Act and by the Financial Industry Regulatory Authority, Inc. (“FINRA”).

1.6            Unless otherwise described in the Registration Statement and/or Offering Memorandum, there are no actions, suits or proceedings pending or to the knowledge of the Company, threatened against the Company at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which will have a material adverse effect on the business or property of the Company.

1.7            The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Company will not conflict with or constitute a default under any charter, by-law, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.

1.8            The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.

1.9            At the time of the issuance of the Shares, the Shares will have been duly authorized and, when issued and sold as contemplated by the Offering Memorandum and the Company’s Declaration of Trust, as amended and supplemented, and upon payment therefor as provided by the Offering Memorandum and this Agreement, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Offering Memorandum.

1.10          The Company has filed all material federal, state and foreign income tax returns, which have been required to be filed, on or before the due date (taking into account all extensions of time to file) and has paid or provided for the payment of all taxes indicated by said returns and all assessments received by the Company to the extent that such taxes or assessments have become due, except where the Company is contesting such assessments in good faith.

1.11          Any financial statements the Company may include in the Offering Memorandum will present fairly in all material respects the financial position of the Company as of the date indicated and the results of its operations for the periods specified; said financial statements will have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.

1.12          The Company is a non-diversified, closed-end management investment company that has elected or will elect to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”), and has not withdrawn such election, and the SEC has not ordered that such election be withdrawn nor to the Company’s knowledge have proceedings to effectuate such withdrawal been initiated or threatened by the SEC.

1.13          Any and all printed sales literature or other materials which have been approved in advance in writing by the Company and appropriate regulatory agencies for use in the Offering (“Authorized Sales Materials”) prepared by the Company and any of its affiliates specifically for use with potential investors in connection with the Offering, when used in conjunction with the Offering Memorandum, did not at the time provided for use, and, as to later provided materials, will not at the time provided for use, include any untrue statement of a material fact nor did they at the time provided for use, or, as to later provided materials, will they, omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made and when read in conjunction with the Offering Memorandum, not misleading.

1.14          Except as disclosed in the Registration Statement and/or the Offering Memorandum, no person is serving or acting as investment adviser of the Company, except in accordance with the applicable provisions of the 1940 Act and the Investment Advisers Act of 1940 (the “Advisers Act”) and the applicable published rules and regulations thereunder.

1.15          The issuance and sale of the Shares have been duly authorized by the Company, and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable.

2.             Covenants of the Company. The Company covenants and agrees with the Managing Dealer that:

2.1            It will, at no expense to the Managing Dealer, furnish the Managing Dealer with such number of printed copies of the Registration Statement, including all amendments and exhibits thereto, as the Managing Dealer may reasonably request. It will similarly furnish to the Managing Dealer and others designated by the Managing Dealer as many copies of the following documents as the Managing Dealer may reasonably request: (a) the Offering Memorandum in preliminary and final form and every form of supplemental or amended Offering Memorandum; (b) this Agreement; and (c) any other Authorized Sales Materials (provided that, to the extent required, the use of said Authorized Sales Materials has been first approved for use by all appropriate regulatory agencies).

2.2            It will furnish such proper information and execute and file such documents as may be necessary for the Company to qualify the Shares for offer and sale under the applicable laws as the Managing Dealer may reasonably designate and will file and make in each year such statements and reports as may be required. The Company will furnish to the Managing Dealer upon request a copy of such papers filed by the Company in connection with any such qualification.

2.3            It will: (a) furnish copies of any amendment or supplement of the Registration Statement or Offering Memorandum to the Managing Dealer; (b) file every amendment or supplement to the Registration Statement that may be required by the SEC; and (c) if at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, it will promptly notify the Managing Dealer and, to the extent the Company determines such action is in the best interests of the Company, use its commercially reasonable efforts to obtain the lifting of such order.

2.4            If at any time when an Offering Memorandum is required to be delivered any event occurs as a result of which, in the opinion of either the Company or the Managing Dealer, the Offering Memorandum would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in view of the circumstances under which they were made, not misleading, the Company will effect the preparation of an amended or supplemental Offering Memorandum which will correct such statement or omission.

3.             Obligations and Compensation of Managing Dealer.

3.1            The Company hereby appoints the Managing Dealer as its agent and principal managing dealer for the purpose of selling Shares for cash as set forth in the Offering Memorandum directly or through Brokers, all of whom shall be members of FINRA. The Managing Dealer hereby accepts such appointment and agrees to use its best efforts to sell the Shares on said terms and conditions set forth in the Offering Memorandum with respect to each Offering and any additional terms or conditions specified in this Agreement, as it may be amended from time to time. The Managing Dealer represents to the Company that it is a member in good standing of FINRA and that it and its employees and representatives have all required licenses and registrations to act under this Agreement. With respect to the Managing Dealer’s participation in the distribution of the Shares in the Offering, the Managing Dealer agrees to comply in all material respects with all state or federal laws, rules and regulations applicable to the Offering and the sale of Shares and the rules of FINRA applicable to the Offering, from time to time in effect.

3.2            Neither the Managing Dealer and the Brokers, nor any person acting on their behalf, will, without written consent in advance by the Company, (i) offer or sell the Shares by any form of general solicitation or general advertising, including, without limitation, the methods described in Rule 502(c) of Regulation D promulgated under the Securities Act, or (ii) take any action, directly or indirectly, so as to cause the transactions contemplated by this Agreement to fail to qualify for the exemption under Section 4(a)(2) of the Securities Act.

3.3            The Managing Dealer acknowledges that it understands that the Company is relying on Section 506 of Regulation D under the Securities Act. In furtherance of the foregoing, the Managing Dealer represents and warrants that neither it, nor any of its general partners or managing members (if any), nor any of its directors, executive officers or other officers participating in the offering of the Company, nor any employee or agent of the Managing Dealer that shall receive remuneration (directly or indirectly) for the provision of services under this Agreement, nor any other person construed as a “covered person” pursuant to Rule 506 of Regulation D (each, a “Covered Person”) is the subject of any of the acts enumerated in Rule 506(d)(i) through (viii) thereof (each, a “Disqualifying Event”). The Managing Dealer will immediately notify the Company if it becomes aware of any Covered Person who is or becomes the subject of a Disqualifying Event.

3.4            The Managing Dealer and the Brokers shall commence the offering of the Shares in the Offering for cash in jurisdictions in which the Shares are registered or qualified for sale or in which such offering is otherwise permitted. The Managing Dealer and the Brokers will immediately suspend or terminate offering of the Shares upon request of the Company at any time and will resume offering the Shares upon subsequent request of the Company.

3.5            As provided in the Offering Memorandum, subject to the limitations set forth in Section 3.6 below, the Company will pay to the Managing Dealer a Shareholder Servicing and/or Distribution Fee for the Shares as set forth in the Offering Memorandum (“Distribution Shares”); provided that the Company may retain all or any portion of such amounts to satisfy payment obligations in respect of shareholder servicing or distribution arrangements with other parties, including with Brokers or Servicing Brokers, pursuant to Section 3.7 below in which the Company may direct such payments to such parties on an agency basis; any such amounts retained shall not be due or payable to the Managing Dealer. The Company will pay the Shareholder Servicing and/or Distribution Fee due to the Managing Dealer monthly in arrears.

3.6            The Company shall pay the Managing Dealer the fee as set forth in Exhibit “B” (the “Managing Dealer Fee”). The Managing Dealer Fee shall be paid in arrears on a quarterly basis. To the extent that the balance of the Shareholder Servicing and/or Distribution Fees received by the Managing Dealer is sufficient to cover the Variable Managing Dealer Fee in any quarter, the Variable Managing Dealer Fee shall be paid from such balance.

3.7            The Managing Dealer may reallow all or a portion of the front end sales charge, if any, and/or Shareholder Servicing and/or Distribution Fee to any Brokers who sold Distribution Shares to the extent the Selected Intermediary Agreement with such Broker provides for such a reallowance and such Broker is in compliance with the terms of such Selected Intermediary Agreement related to such reallowance. Notwithstanding the foregoing, subject to the terms of the Offering Memorandum, at such time as the Broker who sold the Shares is no longer the intermediary of record with respect to such Shares or the Broker no longer satisfies any or all of the conditions in its Selected Intermediary Agreement for the receipt of the Shareholder Servicing and/or Distribution Fees with respect to such Shares, then Broker’s entitlement to the Shareholder Servicing and/or Distribution Fees related to such Shares, as applicable, shall cease in, and Broker shall not receive the Shareholder Servicing and/or Distribution Fee for, that month or any portion thereof (i.e., Shareholder Servicing and/or Distribution Fees are payable with respect to an entire month without any proration). Intermediary transfers will be made effective as of the start of the first business day of a month. Thereafter, such Shareholder Servicing and/or Distribution Fee may be reallowed to the then-current intermediary of record of such Shares, as applicable, if any such intermediary of record has been designated (the “Servicing Broker”), to the extent such Servicing Broker has entered into a Selected Intermediary Agreement or similar agreement with the Managing Dealer (“Servicing Agreement”), such Selected Intermediary Agreement or Servicing Agreement with the Servicing Broker provides for such reallowance and the Servicing Broker is in compliance with the terms of such agreement related to such reallowance. In this regard, all determinations will be made by the Managing Dealer in good faith in its sole discretion. The Managing Dealer may also reallow some or all of the Shareholder Servicing and/or Distribution Fee to other intermediaries who provide services with respect to the Shares (who shall be considered additional Servicing Brokers) pursuant to a Servicing Agreement with the Managing Dealer to the extent such Servicing Agreement provides for such reallowance and such additional Servicing Broker is in compliance with the terms of such agreement related to such reallowance, in accordance with the terms of such Servicing Agreement.

3.8            The Managing Dealer will cease receiving the Shareholder Servicing and/or Distribution Fee on the Shares in connection with a particular Offering upon the earlier to occur of the following: (i) a listing of the Shares or (ii) the merger or consolidation of the Company with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets, in either case resulting in the Company no longer existing as an ongoing concern. For purposes of this Agreement, the portion of the Shareholder Servicing and/or Distribution Fee accruing with respect to Distribution Shares of the Shares issued by the Company during the term of a particular Offering, and not issued pursuant to a prior Offering, shall be underwriting compensation with respect to such particular Offering and not with respect to any other Offering.

3.9            The terms of any reallowance of the Shareholder Servicing and/or Distribution Fee shall be set forth in the Selected Intermediary Agreement or Servicing Agreement entered into with the Brokers or Servicing Brokers, as applicable. The Company will not be liable or responsible to any Broker or Servicing Broker for any reallowance of Shareholder Servicing and/or Distribution Fee to such Broker or Servicing Broker, it being the sole and exclusive responsibility of the Managing Dealer for payment of Shareholder Servicing and/or Distribution Fee to Brokers and Servicing Brokers. Notwithstanding the foregoing, at the discretion of the Company, the Company may act as agent of the Managing Dealer by making direct payment of Shareholder Servicing and/or Distribution Fees to Brokers on behalf of the Managing Dealer without incurring any liability. Further, the Company is not responsible for any transaction or other fees, including upfront placement fees or brokerage commissions, charged by Brokers.

3.10          In addition to the other items of underwriting compensation set forth in this Section 3, the Company and/or GC Advisors LLC, the Company’s investment adviser (the “Adviser”) shall reimburse the Managing Dealer for all items of underwriting compensation referenced in the Offering Memorandum, to the extent the Offering Memorandum indicates that they will be paid by the Company or the Adviser, as applicable, and to the extent permitted pursuant to prevailing rules and regulations of FINRA.

3.11          In addition to reimbursement as provided under Section 3.9, and subject to prevailing rules and regulations of FINRA, the Company shall also pay directly or reimburse the Managing Dealer for reasonable bona fide due diligence expenses incurred by any Broker as described in the Offering Memorandum. The Managing Dealer shall obtain from any Broker and provide to the Company a detailed and itemized invoice for any such due diligence expenses.

3.12          The Managing Dealer represents that it will comply fully with all applicable currency reporting, anti-money laundering, anti-corruption and anti-terrorist laws and regulations, and any other applicable laws, rules, regulations and interpretations of any other applicable regulatory or self-regulatory body.

3.13          (i) The Managing Dealer has in place internal controls, policies, and procedures (“AML Program”) that are reasonably designed to detect, identify, and report illegal activity, including money laundering and further represents that it has implemented, complies with and will comply with anti-money laundering policies and procedures that satisfy and will continue to satisfy the requirements of applicable anti-money laundering and “know your customer” laws, rules and regulations, including, without limitation, the U.S. International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, the U.S. Foreign Corrupt Practices Act, the Bank Secrecy Act, as amended by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, the U.S. International Emergency Economic Powers Act, and the U.S. Trading with the Enemy Act, as each may be amended from time to time, and the regulations thereunder; (ii) the Managing Dealer’s AML Program, at a minimum; (1) designates a compliance office to administer and oversee the AML Program; (2) provides ongoing employee training; (3) includes an independent audit function to test the effectiveness of the Program; (4) establishes internal policies, procedures, and controls that are tailored to its particular business; (5) includes a Customer Identification Program (“CIP”) consistent with the rules under Section 326 of the USA PATRIOT Act of 2001 (the “USA Patriot Act”); (6) provides for the filing of all necessary anti-money laundering reports including, but not limited to, suspicious activity reports and (7) provides for screening Clients against the Office of Foreign Asset Control (“OFAC”) list and any other government list that is or becomes required under the USA Patriot Act. The Managing Dealer acknowledges and agrees that it is responsible for monitoring and complying with anti-money laundering and CIP requirements applicable to all shareholders; (iii) the Managing Dealer represents and warrants that it has policies, procedures and internal controls in place that are reasonably designed to comply with the UK Bribery Act, the U.S. Foreign Corrupt Practices Act of 1977, as amended (“FCPA”), and, where applicable, legislation enacted by member States and signatories implementing the OECD Convention Combating Bribery of Foreign Officials, or any similar statute, rule or policy applicable in any jurisdiction in which Broker engages in any activity hereunder (collectively, the “Anti-Corruption Laws”); and (iv) the Managing Dealer represents and warrants that it has, and will maintain at all times during the term of this Agreement, policies, procedures, and internal controls in place that are reasonably designed to comply with applicable Anti-Corruption Laws, including applicable provisions of the FCPA.

3.14          The Managing Dealer represents and warrants to the Company that the information in the Offering Memorandum and all other information furnished to the Company by the Managing Dealer in writing expressly for use in the Offering Memorandum, or any amendment or supplement thereto, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

3.15          The Managing Dealer will, and will require all Brokers through the Selected Intermediary Agreement to, offer and sell the Shares at the net offering price per share as determined in accordance with the Offering Memorandum.

3.16          The Managing Dealer agrees to update the Chief Compliance Officers of the Adviser and the Company via written communication on a quarterly basis regarding any compliance issues that have occurred since the prior quarter or confirming that no new compliance issues have occurred since the prior quarter. The Managing Dealer also agrees to promptly update the Chief Compliance Officers of the Adviser and the Company via written communication regarding any material compliance issues, such as, but not limited to, SEC investigations and enforcement actions. For purposes of the notices contemplated by this Section 3.16, notice shall be addressed as follows, or, in the sole discretion of the Company, as otherwise provided by the Company in writing pursuant to Section 15 hereto:

Golub Capital Private Income Fund S

c/o GC Advisors LLC

Attn: Wu-Kwan Kit

[                          ]
200 Park Avenue, 25th Floor
New York, New York 10166

Copy to:

GC Advisors LLC

Attn: Keny Zurita

[                          ]
200 Park Avenue, 25th Floor
New York, New York 10166

3.17          The Managing Dealer agrees, and will require all Brokers through the Selected Intermediary Agreement, upon receipt of any and all checks, drafts, and money orders or other instruments of payment received from prospective purchasers of shares, to transmit the same together with an executed version of a subscription agreement substantially in the form included as an appendix to the Offering Memorandum or in such other form as may be determined by the Company (a “Subscription Agreement”), stating, among other things, the name of the purchaser, current address, and the amount of the investment, to the Transfer Agent by (a) the end of the next business day following receipt where internal supervisory review is conducted at the same location at which subscription documents and checks are received or (b) the end of the second business day following receipt where internal supervisory review is conducted at a different location than that which subscription documents and checks are received.

4.             Indemnification.

4.1            To the extent permitted by the Company’s charter, Section 17(h) and Section 17(i) of the 1940 Act, and subject to the limitations below, the Company will indemnify and hold harmless the Brokers and the Managing Dealer, their officers and directors and each person, if any, who controls such Broker or Managing Dealer within the meaning of Section 15 of the Securities Act (the “Indemnified Persons”) from and against any and all fees, costs, expenses, losses, claims, actions, demands, damages, fines, penalties or liabilities of any nature whatsoever (“Losses”), joint or several, to which such Indemnified Persons may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained (i) in the Offering Memorandum, or any amendment or supplement thereto, or (ii) in any Authorized Sales Materials, or (b) the omission to state in the Offering Memorandum, or any amendment or supplement thereto, or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will reimburse the Managing Dealer and each Indemnified Person of the Managing Dealer for any reasonable legal or other expenses reasonably incurred by the Managing Dealer or such Indemnified Person in connection with investigating or defending such Loss. Further notwithstanding the foregoing provisions of this Section 4.1, the Company will not be liable in any such case to the extent that any such Loss or expense arises out of or is based upon an untrue statement or omission made in reliance upon and in conformity with written information furnished (x) to the Company by the Managing Dealer or (y) to the Company or the Managing Dealer by or on behalf of any Broker specifically for use in the Registration Statement, the Offering Memorandum, or any amendment or supplement thereto, or any Authorized Sales Materials, and, further, the Company will not be liable for the portion of any Loss in any such case if it is determined that such Broker or the Managing Dealer was at fault in connection with such portion of the Loss, expense or action. The foregoing indemnity agreement of this Section 4.1 is subject to the further condition that, insofar as it relates to any untrue statement or omission made in the Offering Memorandum (or amendment or supplement thereto) that was eliminated or remedied in any subsequent amendment or supplement thereto, such indemnity agreement shall not inure to the benefit of an Indemnified Party from whom the person asserting any Losses purchased the Shares that are the subject thereof, if a copy of the Offering Memorandum as so amended or supplemented was not sent or given to such person at or prior to the time the subscription of such person was accepted by the Company, but only if a copy of the Offering Memorandum as so amended or supplemented had been supplied to the Managing Dealer or the Broker prior to such acceptance.

4.2            The Managing Dealer will indemnify and hold harmless the Company, the Adviser, their affiliates and each of their respective directors, trustees, officers, employees, shareholders, partners, sub-advisors, associates and agents, now and in the future (including any person named in the Registration Statement, with his consent, as about to become a trustee), each other person who has signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act (collectively, the “Company Indemnified Persons”), from and against any Losses, joint and several, to which a Company Indemnified Person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon, directly or indirectly or otherwise incurred from (a) any untrue statement of a material fact contained (i) in the Offering Memorandum, or any amendment or supplement thereto, or (ii) in any Authorized Sales Materials; or (b) the omission to state in the Offering Memorandum, or any amendment or supplement thereto, or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that clauses (a) and (b) apply, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Managing Dealer specifically for use with reference to the Managing Dealer in the preparation of the Offering Memorandum, or any amendment or supplement thereto, or in preparation of any Authorized Sales Materials; or (c) any use of sales literature not authorized or approved by the Company or any use of “broker-dealer use only” materials with members of the public by the Managing Dealer in the offer and sale of the Shares or any use of sales literature in a particular jurisdiction if such material is being used in a manner inconsistent with its intended purpose or jurisdiction in connection with the sale of Shares to members of the public in such jurisdiction; or (d) any untrue statement made by the Managing Dealer or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares; or (e) any material violation of this Agreement; or (f) any failure or alleged failure to comply with all applicable laws, including, without limitation, laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC, FINRA and the USA Patriot Act; or (g) any other failure or alleged failure to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder; or (h) any other gross negligence, bad faith, or willful misconduct by Managing Dealer or its representatives or agents in connection with the performance of Managing Dealer’s duties under this Agreement; provided further that the Managing Dealer’s obligation to indemnify the Company shall be limited to the extent of any fees earned and retained by the Managing Dealer (excluding any fees re-allowed to Brokers) pursuant to this Agreement. The Managing Dealer will reimburse the aforesaid parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Losses, expense or action. This indemnity will be in addition to any liability that the Managing Dealer may otherwise have.

4.3            The Managing Dealer will require in each Selected Intermediary Agreement with any Broker that such Broker severally will indemnify and hold harmless the Company, the Adviser, the Managing Dealer, their affiliates and each of their respective directors, trustees, officers, employees, shareholders, partners, sub-advisors, associates and agents, now and in the future (including any person named in the Registration Statement, with his consent, as about to become a trustee), each other person who has signed the Registration Statement and each person, if any, who controls the Company or the Managing Dealer within the meaning of Section 15 of the Securities Act (collectively, the “Broker Indemnified Persons”) from and against any Losses, joint and several, to which a Broker Indemnified Person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon, directly or indirectly, or otherwise incurred from (a) any untrue statement of a material fact contained (i) in the Offering Memorandum, or any amendment or supplement thereto, or (ii) in any Authorized Sales Materials; or (b) the omission to state in the Offering Memorandum, or any amendment or supplement thereto, or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that clauses (a) and (b) apply, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company or the Managing Dealer by or on behalf of the Broker specifically for use with reference to the Broker in the preparation of the Offering Memorandum, or any amendment or supplement thereto, or in preparation of any Authorized Sales Materials; or (c) any use of sales literature not authorized or approved by the Company or any use of “broker-dealer use only” materials with members of the public by the Broker in the offer and sale of the Shares or any use of sales literature in a particular jurisdiction if such material is being used in a manner inconsistent with its intended purpose or jurisdiction in connection with the sale of Shares to members of the public in such jurisdiction; or (d) any untrue statement made by the Broker or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares; or (e) any material violation of this Agreement or the Selected Intermediary Agreement entered into between the Managing Dealer and the Broker; or (f) any failure or alleged failure to comply with all applicable laws, including, without limitation, laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC, FINRA and the USA Patriot Act; or (g) any other failure or alleged failure to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder; or (h) any other gross negligence, bad faith, or willful misconduct by Broker or its representatives or agents in connection with the performance of Brokers’ duties under this Agreement. The Managing Dealer will also require each Selected Intermediary Agreement with each Broker that such Broker will reimburse each Broker Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Losses, expense or action. This indemnity will be in addition to any liability that such Broker may otherwise have.

4.4            Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4, notify in writing the indemnifying party of the commencement thereof. The failure of an indemnified party to so notify the indemnifying party will relieve the indemnifying party from any liability under this Section 4 as to the particular item for which indemnification is then being sought, but not from any other liability that it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 4.4) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party. Any indemnified party shall not be bound to perform or refrain from performing any act pursuant to the terms of any settlement of any claim or action effected without the consent of such indemnified party.

4.5            The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties are unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

4.6            The indemnity agreements contained in this Section 4 shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of any Broker, or any person controlling any Broker or by or on behalf of the Company, the Managing Dealer or any officer, trustee or director thereof, or by or on behalf of any person controlling the Company or the Managing Dealer; (b) delivery of any Shares and payment therefor; and (c) any termination of this Agreement. A successor of any Broker or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits, and subject to the obligations of, the indemnity agreements contained in this Section 4.

5.             Survival of Provisions.

5.1            The respective agreements, representations and warranties of the Company and the Managing Dealer set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of the Managing Dealer or any Broker or any person controlling the Managing Dealer or any Broker or by or on behalf of the Company or any person controlling the Company; and (b) the acceptance of any payment for the Shares.

5.2            The respective agreements of the Company and the Managing Dealer set forth in Sections 3.3 through 3.10 and Sections 4 through 15 of this Agreement shall remain operative and in full force and effect regardless of any termination of this Agreement.

6.             Applicable Law. This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by, the laws of the State of New York; provided however, that causes of action for violations of federal or state securities laws shall not be governed by this Section. Venue for any action brought hereunder shall lie exclusively in New York, New York.

7.             Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

8.             Successors and Amendment.

8.1            This Agreement shall inure to the benefit of and be binding upon the Managing Dealer and the Company and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein. This Agreement shall inure to the benefit and be binding upon Brokers to the extent set forth in Sections 1 and 4 hereof and the provisions of the applicable Selected Intermediary Agreement.

8.2            This Agreement may be amended by the written agreement of the Managing Dealer and the Company.

9.             Term and Termination.

9.1            This Agreement shall become effective as of the date first written above and shall remain in force until the second anniversary of its effective date and shall thereafter continue in effect from year to year, but only so long as such continuance is specifically approved at least annually by a vote of the board of trustees of the Company, including the vote of a majority of the Independent Trustees, cast at a meeting called for the specific purpose of voting on the continuance of this Agreement. Any party to this Agreement shall have the right to terminate this Agreement on 60 days’ written notice or immediately upon notice to the other party in the event that such other party shall have failed to comply with any material provision hereof. The Agreement also may be terminated at any time, without the payment of any penalty, by vote of a majority of the Company’s trustees who are not “interested persons”, as defined in the 1940 Act, of the Company or by vote a majority of the outstanding voting securities of the Company, on not more than 60 days’ written notice to the Managing Dealer or the Adviser.

9.2            Upon expiration or termination of this Agreement, the Company shall pay to the Managing Dealer any remaining balance of the Variable Managing Dealer Fee not yet paid at such time and reimbursement for all accountable expenses incurred in accordance with this agreement prior to the termination date. In the event the Managing Dealer is terminated for failure to comply with the terms hereof or for any other “cause” event, the Managing Dealer shall be entitled only to its prorated Variable Managing Dealer Fee through such termination date, offset by any losses suffered by the Company or any officer or trustee of the Company arising from the Managing Dealer’s breach of this Agreement or an action that would otherwise give rise to an indemnification claim against the Managing Dealer under Section 4.2 herein. Upon termination, the Managing Dealer shall promptly deliver to the Company all records and documents in its possession that relate to the Offering other than as required by law to be retained by the Managing Dealer. Managing Dealer shall use its commercially reasonable efforts to cooperate with the Company to accomplish an orderly transfer of management of the Offering to a party designated by the Company.

10.           Confirmation. The Company hereby agrees and assumes the duty to confirm on its behalf and on behalf of Brokers who sell the Shares all orders for purchase of Shares accepted by the Company. Such confirmations will comply with the rules of the SEC and FINRA, and will comply with applicable laws of such other jurisdictions to the extent the Company is advised of such laws in writing by the Managing Dealer.

11.           Offering Memorandum and Authorized Sales Materials. Managing Dealer agrees that it is not authorized or permitted to give and will not give, any information or make any representation concerning the Shares except as set forth in the Offering Memorandum and any Authorized Sales Materials. The Managing Dealer further agrees (a) not to deliver any Authorized Sales Materials to any investor or prospective investor, to any intermediary that has not entered into a Selected Intermediary Agreement or Servicing Agreement, or to any representatives or other associated persons of such an intermediary, unless it is accompanied or preceded by the Offering Memorandum as amended and supplemented; (b) not to show or give to any investor or prospective investor or reproduce any material or writing that is supplied to it by the Company and marked “broker only”, “dealer only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public; and (c) not to show or give to any investor or prospective investor in a particular jurisdiction (and will similarly require Brokers pursuant to the Selected Intermediary Agreement) any material or writing that is supplied to it by the Company if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction. Managing Dealer, in its agreements with Brokers, will include requirements and obligations of the Brokers similar to those imposed upon the Managing Dealer pursuant to this Section.

12.           Suitability of Investors. The Managing Dealer, in its agreements with Brokers, will require that the Brokers offer Shares only to persons who the Broker reasonably believes are “accredited investors,” as defined in Rule 501(a) of Regulation D under the Securities Act, and who meet the financial qualifications set forth in the Offering Memorandum, if any, or in any suitability letter or memorandum sent to it by the Company and will only make offers to persons in the jurisdictions in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required. In offering Shares, the Managing Dealer, in its agreements with Brokers, will require that the Broker comply with the provisions of all applicable rules and regulations relating to suitability of investors, including, without limitation, the provisions of Exchange Act Rule 15l-1 (“Regulation Best Interest”) and applicable laws of the jurisdiction of which such investor is a resident. The Managing Dealer, in its agreements with Brokers, will require that the Brokers shall sell Shares only to those persons who are eligible to purchase such shares as described in the Offering Memorandum and only through those Brokers who are authorized to sell such shares. The Managing Dealer, in its agreements with the Brokers, shall require the Brokers to maintain, for at least six years, a record of the information obtained to determine that an investor meets the financial qualification and suitability standards imposed on the offer and sale of the Shares.

13.           Submission of Orders. The Managing Dealer will require in its agreements with each Broker that each Broker comply with the submission of orders procedures set forth in the form of Selected Intermediary Agreement attached as Exhibit “A” to this Agreement. To the extent the Managing Dealer is involved in the distribution process other than through a Broker, the Managing Dealer will comply with such submission of orders procedures, and will require each person desiring to purchase Shares in the Offering to complete and execute a Subscription Agreement in the form provided by the Company to the Managing Dealer for use in connection with the Offering and to deliver to the Managing Dealer or as otherwise directed by the Company in the Subscription Agreement such completed and executed Subscription Agreement together with a check or wire transfer (“instrument of payment”) in the amount of such person’s purchase, which must be at least the minimum purchase amount set forth in the Offering Memorandum. Subscription Agreements and instruments of payment will be transmitted by the Managing Dealer to the transfer agent described in the Offering Memorandum and Subscription Agreement for any Offering in which there is a minimum offering contingency described in the Offering Memorandum (“Minimum Offering”) that has not yet been satisfied or, after any such Minimum Offering is satisfied or if no such Minimum Offering is applicable to an Offering, to the Company, as soon as practicable, but in any event by the end of the second business day following receipt by the Managing Dealer. If the Managing Dealer receives a Subscription Agreement or instrument of payment not conforming to the instructions set forth in the form of Selected Intermediary Agreement, the Managing Dealer shall return such Subscription Agreement and instrument of payment directly to such subscriber not later than the end of the next business day following its receipt. Instruments of payment of rejected subscribers will be promptly returned to such subscribers.

14.            Privacy. Each party agrees to comply, to the extent applicable, with the requirements of Title V of the Gramm-Leach-Bliley Act, 15 U.S.C. §§ 6801 et seq., as may be amended from time to time, and any regulations adopted thereunder, including Regulation S-P of the Securities and Exchange Commission, as well as with any other applicable federal, state or foreign privacy laws and regulations, including but not limited to the Massachusetts Standards for the Protection of Personal Information, 201 CMR 17.00, et seq. The parties agree that any “Non-Public Personal Information,” as the term is defined in Regulation S-P, that may be disclosed hereunder is disclosed for the specific purpose of permitting the other party to perform the services set forth in this Agreement. Each party agrees that, with respect to such information, it will comply with Regulation S-P and that it will not disclose any Non-Public Personal Information received in connection with this Agreement to any other party, except: (i) to the extent required to carry out the services set forth in this Agreement; (ii) as otherwise required or permitted by law or regulation; or (iii) as requested by any regulatory body or governmental agency or body having jurisdiction over the disclosing party.

15.            Notice. Notices and other writings contemplated by this Agreement shall be delivered via (i) hand, (ii) first class registered or certified mail, postage prepaid, return receipt requested, (iii) a nationally recognized overnight courier or (iv) electronic mail. All such notices shall be addressed, as follows:

if to the Managing Dealer:

Arete Wealth Management, LLC
1115 W. Fulton Market, 3rd Floor
Chicago, IL 60607

If to the Company:

Golub Capital Private Income Fund S
200 Park Avenue, 25th Floor
New York, New York 10166

The notice shall be deemed to be received on the date of its actual receipt by the party entitled thereto.

16.           Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) are the entire agreement of the parties and supersede all prior agreements, if any, relating to the subject matter hereof between the parties hereto.

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very Truly Yours,

GOLUB CAPITAL PRIVATE INCOME FUND S

By:	/s/ Thomas J. Shinnick
Name:	Thomas J. Shinnick
Title:	Sole Trustee

Accepted and agreed to as of the date first above written:

ARETE WEALTH MANAGEMENT, LLC

By:	/s/ David Hock
Name:	David Hock
Title:	Chief Financial Officer

[Signature Page to Managing Dealer Agreement]

EXHIBIT A

FORM OF SELECTED INTERMEDIARY AGREEMENT

Ladies and Gentlemen:

Arete Wealth Management, LLC, as the managing dealer (“Managing Dealer”) for Golub Capital Private Income Fund S (the “Company”), a Delaware statutory trust, invites you (the “Broker”) to participate in the distribution of Class S common shares of beneficial interest, $0.01 par value per share, of the Company (“Shares”) subject to the following terms (this “Agreement”):

1.	Managing Dealer Agreement.

1.1           The Managing Dealer has entered into a Managing Dealer Agreement (the “Managing Dealer Agreement”) with the Company dated October 8, 2025, attached hereto as Exhibit “A.” Except as otherwise specifically stated herein, all terms used in this Agreement have the meanings provided in the Managing Dealer Agreement.

1.2           As described in the Managing Dealer Agreement, the Company intends to file a registration statement on Form 10 with the U.S. Securities and Exchange Commission (the “SEC”) (the “Registration Statement”) with respect to a private offering (the “Offering”) of the Shares.

1.3           In this Agreement, unless explicitly stated otherwise, “the Registration Statement” means, at any given time, the current effective registration statement, as may be amended or supplemented from time to time. In this Agreement, unless explicitly stated otherwise, “the Offering” means, at any given time, a private offering under the Registration Statement and “Shares” means the Shares being offered in an Offering. In this Agreement, unless explicitly stated otherwise, any references to the Registration Statement, the Offering, the Shares or the Private Placement Memorandum (the “Offering Memorandum”) with respect to each other shall mean only those that are all related to the same Offering Memorandum.

1.4           By your acceptance of this Agreement, you will become one of the Brokers referred to in the Managing Dealer Agreement between the Company and the Managing Dealer; provided, however, that the Company shall not be obligated to provide indemnification pursuant to Section 4.1 of the Managing Dealer Agreement. Further, you are subject to the indemnification provisions contained in Section 14 of this Agreement. In the event of any conflict between the terms of this Agreement and the terms of the Managing Dealer Agreement, the terms of this Agreement shall control.

1.5           Broker acknowledges that the Managing Dealer’s liability for the shareholder servicing and/or distribution fee is limited solely to the proceeds of the shareholder servicing and/or distribution fee receivable from the Company, and Broker hereby waives any and all rights to receive any reallowance of the shareholder servicing and/or distribution fee due until such time as the Managing Dealer is in receipt of the shareholder servicing and/or distribution fee from the Company.

1.6           The Broker hereby agrees to use its best efforts to sell the Shares for cash on the terms and conditions stated in the Offering Memorandum. Nothing in this Agreement shall be deemed or construed to make the Broker an employee, agent, representative or partner of the Managing Dealer or of the Company, and the Broker is not authorized to act for the Managing Dealer or the Company or to make any representations on their behalf except as set forth in the Offering Memorandum and in the Authorized Sales Materials.

2.	Submission of Orders.

2.1           Each person desiring to purchase Shares in the Offering will be required to complete and execute a subscription agreement substantially consistent with the form filed as an appendix to the Offering Memorandum, as may be amended from time to time (a “Subscription Agreement”) and to deliver to the Broker or as otherwise directed by the Company in the Subscription Agreement such completed and executed Subscription Agreement together with a check or wire transfer (“instrument of payment”) in the amount of such person’s purchase, which must be at least the minimum purchase amount set forth in the Offering Memorandum. Those persons who purchase Shares will be instructed by the Broker to make their instruments of payment payable to or for the benefit of “Golub Capital Private Income Fund S”. Purchase orders which include (i) instruments of payment received by the Company at least five (5) business days prior to the first calendar day of the month and (ii) a completed and executed Subscription Agreement in good order received by the Company at least five (5) business days prior to the first calendar day of the month (unless waived by the Managing Dealer) will be executed as of the first calendar day of the month (or if the first calendar day of the month is not a business day, the next succeeding business day) (based on a price equal to the Company’s offering price per share (the “net offering price”) as determined as of the previous day, being the last day of the preceding month). Any tender offer requests must be made in accordance with the applicable procedures described in the Company’s Offering Memorandum, the Company’s share repurchase program described in the Offering Memorandum, and applicable law, rules and regulations. The parties acknowledge and agree that a tender offer is not received in “good order” unless the tender offer and all required documentation is complete and received by the Company’s transfer agent by the applicable tender offer deadline described in the Company’s tender offer documents or otherwise specified by the Company in writing.

2.2           Broker agrees, upon receipt of any and all checks, drafts, money orders or other instruments of payment from prospective purchasers of shares, to transmit same, together with a copy of the executed Subscription Agreement or copy of the signature page of such agreement, which conforms to the foregoing instructions and stating among other things, the name of the purchaser, current address, and the amount of the investment, in accordance with the following procedures, unless otherwise agreed with the Managing Dealer:

2.2.1         Where, pursuant to the Broker’s internal supervisory procedures, internal supervisory review is conducted at the same location at which Subscription Agreements and instruments of payment are received from subscribers, Subscription Agreements and instruments of payment will be transmitted by the end of the next business day following receipt by the Broker for deposit to the Company or its agent as set forth in the Subscription Agreement or as otherwise directed by the Company.

2.2.2         Where, pursuant to the Broker’s internal supervisory procedures, final internal supervisory review is conducted at a different location, Subscription Agreements and instruments of payment will be transmitted by the end of the next business day following receipt by the Broker to the office of the Broker conducting such final internal supervisory review (the “Final Review Office”). The Final Review Office will in turn, by the end of the next business day following receipt by the Final Review Office, transmit such Subscription Agreements and instruments of payment for deposit to the Company or its agent as set forth in the Subscription Agreement or as otherwise directed by the Company.

2.2.3         If the Broker receives a Subscription Agreement or instrument of payment not conforming to the foregoing instructions, the Broker shall return such Subscription Agreement and instrument of payment directly to such subscriber not later than the end of the next business day following its receipt.

3.	Pricing.

3.1           Except as otherwise provided in the Offering Memorandum, which may be amended or supplemented from time to time, the Shares shall generally be offered at a purchase price payable in cash equal to the Company’s then-current net offering price per share applicable to the class of Shares being purchased (as calculated in accordance with the procedures described in the Offering Memorandum). Broker may also charge transaction or other fees, including upfront placement fees or brokerage commissions, in connection with the sale of Shares as described in Schedule I attached hereto. For shareholders who participate in the Company’s distribution reinvestment plan (“DRIP”), the cash distributions attributable to the class of shares that each shareholder owns will be automatically re-invested in additional shares of the same class. The DRIP Shares will be issued and sold to shareholders of the Company at a purchase price equal to the most recent available net offering price per share for such shares at the time the distribution is payable. Minimum purchase amounts for each class of Shares shall be as set forth in the Offering Memorandum. The Shares are nonassessable.

4.	Brokers’ Compensation.

4.1           Except as may be provided in the Offering Memorandum, which may be amended or supplemented from time to time, as compensation for completed sales and ongoing shareholder services rendered by Broker hereunder, Broker is entitled, on the terms and subject to the conditions herein, to the compensation set forth on Schedule I hereto.

5.	Representations, Warranties and Covenants of Broker. In addition to the representations and warranties found elsewhere in this Agreement, Broker represents, warrants and agrees that:

5.1           It is duly organized and existing and in good standing under the laws of the state, commonwealth or other jurisdiction in which Broker is organized.

5.2           It is empowered under applicable laws and by Broker’s organizational documents to enter into this Agreement and perform all activities and services of the Broker provided for herein and that there are no impediments, prior or existing, or regulatory, self-regulatory, administrative, civil or criminal matters affecting Broker’s ability to perform under this Agreement.

5.3           The execution, delivery, and performance of this Agreement; the incurrence of the obligations set forth herein; and the consummation of the transactions contemplated herein, including the issuance and sale of the Shares, will not constitute a breach of, or default under, any agreement or instrument by which Broker is bound, or to which any of its assets are subject, or any order, rule, or regulation applicable to it of any court, governmental body, or administrative agency having jurisdiction over it.

5.4           All requisite actions have been taken to authorize Broker to enter into and perform this Agreement.

5.5           It shall notify Managing Dealer and the Company, promptly in writing, of any written claim or complaint or any enforcement action or other proceeding with respect to Shares offered hereunder against Broker or its principals, affiliates, officers, directors, employees or agents, or any person who controls Broker, within the meaning of Section 15 of the Securities Act.

5.6           Except for those jurisdictions listed on Schedule III hereto, Broker will not offer, sell or distribute Shares, or otherwise make any such Shares available, in any jurisdiction outside of the United States or United States territories unless the Broker receives prior written consent from Managing Dealer.

5.7           Neither Broker, nor any person acting on its behalf, will, without written consent in advance by the Company, (i) offer or sell the Shares by any form of general solicitation or general advertising, including, without limitation, the methods described in Rule 502(c) of Regulation D promulgated under the Securities Act, or (ii) take any action, directly or indirectly, so as to cause the transactions contemplated by this Agreement to fail to qualify for the exemption under Section 4(a)(2) of the Securities Act.

5.8           Broker acknowledges that it understands that the Company is relying on Section 506 of Regulation D under the Securities Act. In furtherance of the foregoing, Broker represents and warrants to the Managing Dealer that neither it, nor any of its general partners or managing members (if any), nor any of its directors, executive officers or other officers participating in the offering of the Company, nor any employee or agent of Broker that shall receive remuneration (directly or indirectly) for the provision of services under this Agreement, nor any other person construed as a “covered person” pursuant to Rule 506 of Regulation D (each, a “Covered Person”) is the subject of any of the acts enumerated in Rule 506(d)(i) through (viii) thereof (each, a “Disqualifying Event”). Broker will immediately notify the Managing Dealer if it becomes aware of any Covered Person who is or becomes the subject of a Disqualifying Event.

5.9           Broker acknowledges that the Managing Dealer will enter into similar agreements with other broker-dealers, which does not require the consent of Broker.

5.10         Broker represents that it is a broker-dealer registered with FINRA and (effective August 20, 2017) subject to FINRA Rule 2030 (“Rule 2030”). Broker represents that it has policies and procedures to ensure compliance with Rule 2030 and is currently in compliance with Rule 2030. Moreover, Broker represents that neither it nor any of its Covered Associates (i.e., any (i) general partner, managing member or executive officer of Broker, as well as any person with a similar status or function, (ii) any associated person of Broker who engages in distribution or solicitation activities with a government entity, (iii) any associated person of Broker who supervises, directly or indirectly, the government entity distribution or solicitation activities of a person in (ii) above, and (iv) any political action committee controlled by Broker or one of its Covered Associates) has made, directly or indirectly, any contributions that prohibit Broker from engaging in solicitation activities for compensation under Rule 2030 (a “Triggering Contribution”). Broker hereby agrees that neither it nor its Covered Associates will make a Triggering Contribution or violate Rule 2030 while engaged hereunder. If Broker breaches this provision and becomes aware of a Triggering Contribution or a violation of Rule 2030, it shall promptly provide written notice to the Managing Dealer of the nature of the ban or violation.

5.11         Broker represents that Broker is acting solely as an agent for its customers with respect to their purchase or sale of Shares and is not acting for Broker’s own account. Any transaction or other fees, including upfront placement fees or brokerage commissions, charged by Broker in connection with its sale of Shares will be charged in a manner consistent with the Offering Memorandum and applicable law and FINRA rules.

5.12         Broker further represents, warrants and covenants that neither Broker, nor any person associated with Broker, shall offer or sell Shares in any jurisdiction except to investors who satisfy the investor suitability standards and minimum investment requirements under the most restrictive of the following: (a) applicable provisions described in the Offering Memorandum; (b) applicable laws of the jurisdiction of which such investor is a resident; (c) applicable provisions of Regulation Best Interest; or (d) applicable FINRA rules. Broker agrees to ensure that, in recommending the purchase, sale or exchange of Shares to an investor, Broker, or a person associated with the Broker, shall have reasonable grounds to believe, on the basis of information obtained from the investor (and thereafter maintained in the manner and for the period required by the SEC, any state securities commission, FINRA or the Company) concerning his or her age, investment objectives, other investments, financial situation and needs and any other information known to the Broker, or person associated with the Broker, that (i) the investor can reasonably benefit from an investment in the Shares based on the investor’s overall investment objectives and portfolio structure, (ii) the investor is able to bear the economic risk of the investment based on the investor’s overall financial situation and (iii) the investor has an apparent understanding of (A) the fundamental risks of the investment, (B) the risk that the investor may lose his or her entire investment in the Shares, (C) the lack of liquidity of the Shares, (D) the background and qualifications of the GC Advisors LLC (the “Adviser”) or the persons responsible for directing and managing the Company and (E) the tax consequences of an investment in the Shares. In the case of sales to fiduciary accounts, the suitability standards must be met by the person who directly or indirectly supplied the funds for the purchase of the Shares or by the beneficiary of such fiduciary account. The Broker further represents, warrants and covenants that the Broker, or a person associated with the Broker, will make every reasonable effort to determine the suitability and appropriateness of an investment in Shares of each proposed investor by reviewing documents and records disclosing the basis upon which the determination as to suitability was reached as to each purchaser of Shares pursuant to a subscription solicited by the Broker, whether such documents and records relate to accounts which have been closed, accounts which are currently maintained or accounts hereafter established.

6.	Right to Reject Orders or Cancel Sales.

6.1           All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Company, which reserves the right to reject any order for any reason or no reason including, without limitation, orders not accompanied by an executed Subscription Agreement in good order or without the required instrument of payment in full payment for the Shares. Issuance and delivery of the Shares will be made only after actual receipt of payment therefor. If any check is not paid upon presentment, or if the Company is not in actual receipt of clearinghouse funds or cash, certified or cashier’s check or the equivalent in payment for the Shares, the Company reserves the right to cancel the sale without notice.

7.	Offering Memorandum and Authorized Sales Materials; Compliance with Laws.

7.1           Broker is not authorized or permitted to give and will not give, any information or make any representation concerning the Shares except as set forth in the Offering Memorandum and any Authorized Sales Materials. Broker agrees that it shall have delivered (i) to each investor to whom an offer to sell the Shares is made, as of the time of such offer, a copy of the Offering Memorandum and all supplements thereto and any amended Offering Memorandum that have then been made available to the Broker by the Managing Dealer and (ii) to each investor that subscribes for an order to purchase Shares, as of the time the Company accepts such investor’s order to purchase the Shares within the timeframes described in the Offering Memorandum, a copy of the Offering Memorandum and all supplements thereto and any amended Offering Memorandum that have then been made available to the Broker by the Managing Dealer. The Broker agrees that it will not send or give any supplement to the Offering Memorandum or any Authorized Sales Materials to an investor unless it has previously sent or given an Offering Memorandum and all previous supplements thereto and any amended Offering Memorandum to that investor or has simultaneously sent or given an Offering Memorandum and all previous supplements thereto and any amended Offering Memorandum with such supplement to the Offering Memorandum or Authorized Sales Materials. The Broker agrees that it will not show or give to any investor or prospective investor or reproduce any material or writing which is supplied to it by the Managing Dealer and marked “broker only”, “dealer only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public. The Broker agrees that it will not show or give to any investor or prospective investor in a particular jurisdiction any material or writing that is supplied to it by the Managing Dealer if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to prospective investors in such jurisdiction. Broker agrees that it will not use in connection with the offer or sale of Shares any material or writing which relates to another company supplied to it by the Company or the Managing Dealer bearing a legend which states that such material may not be used in connection with the offer or sale of any securities other than the company to which it relates. The Broker further agrees that it will not use in connection with the offer or sale of Shares any materials or writings which have not been previously approved by the Managing Dealer or the Company in writing. The Broker agrees, if the Managing Dealer so requests, to furnish a copy of any final Offering Memorandum required for compliance with the provisions of Rule 15c2-8 under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). Regardless of the termination of this Agreement, the Broker will deliver an Offering Memorandum in transactions in the Shares for any period as may be required by the Exchange Act.

7.2           On becoming a Broker, and in offering and selling Shares, the Broker agrees to comply with all the applicable requirements imposed upon it under (a) the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated under both such acts; (b) all applicable state securities laws and regulations as from time to time in effect; (c) any other state, federal, foreign and other laws and regulations applicable to the Offering, the sale of Shares or the activities of the Broker pursuant to this Agreement, including without limitation the privacy standards and requirements of state and federal laws, including the Gramm-Leach-Bliley Act of 1999, as amended (“GLBA”), and the laws governing money laundering abatement and antiterrorist financing efforts, including the applicable rules of the SEC and FINRA, the Bank Secrecy Act, as amended, the USA Patriot Act, and regulations administered by the Office of Foreign Asset Control at the Department of the Treasury; and (d) this Agreement and the Offering Memorandum as amended and supplemented. Notwithstanding the termination of this Agreement or the payment of any amount to the Broker, the Broker agrees to pay the Broker’s proportionate share of any claim, demand or liability asserted against the Broker and the other Brokers on the basis that such Brokers or any of them constitute an association, unincorporated business or other separate entity, including in each case such Broker’s proportionate share of any expenses incurred in defending against any such claim, demand or liability.

7.3           Broker and the Managing Dealer further agree to the following terms:

7.3.1         Broker agrees that it (1) will maintain written policies and procedures covering the delivery of electronic offering documents and the use of electronic signatures; (2) will comply with all applicable rules and guidelines pertaining to electronic delivery of the Offering Memorandum and Authorized Sales Materials and electronic signature of the Subscription Agreement; (3) acknowledges that it is acting as an agent of the Company only with respect to the delivery of the Offering Memorandum and Authorized Sales Materials electronically, the administration of the subscription process and the obtainment of electronic signatures and this Agreement; and (4) will also comply, as applicable, with The Electronic Signatures in Global and National Commerce Act and the Uniform Electronic Transaction Act and any other applicable law.

7.3.2         In consideration of the foregoing, the Managing Dealer hereby agrees that it will not reject a subscription on account of an electronic signature if such signature was obtained in the manner set forth in this Section 7.

8.	License and Association Membership. The Broker’s acceptance of this Agreement constitutes a representation to the Company and the Managing Dealer that the Broker is a properly registered or licensed broker-dealer, duly authorized to sell Shares under federal and state securities laws and regulations, and foreign laws (including the laws of the jurisdictions listed on Schedule III), if applicable, and in all states or jurisdictions where it offers or sells Shares, and that it is a member in good standing of FINRA. This Agreement shall automatically terminate if the Broker ceases to be a member in good standing of FINRA. The Broker agrees to notify the Managing Dealer immediately if the Broker ceases to be a member in good standing of FINRA. The Broker also hereby agrees to abide by the Rules of FINRA.

9.	Limitation of Offer; Suitability.

9.1           The Broker will offer Shares (both at the time of an initial subscription and at the time of any additional subscription, including initial enrollments and increased participations in the DRIP) only to persons who the Broker reasonably believes are “accredited investors,” as defined in Rule 501(a) of Regulation D under the Securities Act, and who meet the financial qualifications set forth in the Offering Memorandum, if any, or in any suitability letter or memorandum sent to it by the Company or the Managing Dealer and will only make offers to persons in the jurisdictions in which it is advised in writing by the Managing Dealer that the Shares are qualified for sale or that such qualification is not required and in which the Broker has all required licenses and registrations to offer Shares in such jurisdictions (including the jurisdictions listed on Schedule III). In offering Shares, the Broker will comply with the provisions of the Rules set forth in the FINRA Manual, Exchange Act Rule 15l-1 (“Regulation Best Interest”), as well as all other applicable rules and regulations relating to suitability of investors. Nothing contained in this Section shall be construed to relieve the Broker of its suitability obligations under Regulation Best Interest or any applicable FINRA rules.

9.2           The Broker further represents, warrants and covenants that neither Broker, nor any person associated with the Broker, shall offer or sell Shares in any jurisdiction except to investors who satisfy the investor suitability standards and minimum investment requirements under the most restrictive of the following: (a) applicable provisions described in the Offering Memorandum; (b) applicable laws of the jurisdiction of which such investor is a resident; (c) applicable provisions of Regulation Best Interest; or (d) applicable FINRA rules. The Broker agrees to ensure that, in recommending the purchase, sale or exchange of Shares to an investor, the Broker, or a person associated with the Broker, shall have reasonable grounds to believe, on the basis of information obtained from the investor (and thereafter maintained in the manner and for the period required by the SEC, any state securities commissions, FINRA or the Company) concerning his or her age, investment objectives, other investments, financial situation and needs and any other information known to the Broker, or person associated with the Broker, that (i) the investor can reasonably benefit from an investment in the Shares based on the investor’s overall investment objectives and portfolio structure, (ii) the investor is able to bear the economic risk of the investment based on the investor’s overall financial situation and (iii) the investor has an apparent understanding of (A) the fundamental risks of the investment, (B) the risk that the investor may lose his or her entire investment in the Shares, (C) the lack of liquidity of the Shares, (D) the background and qualifications of the Adviser or the persons responsible for directing and managing the Company and (E) the tax consequences of an investment in the Shares. In the case of sales to fiduciary accounts, the suitability standards must be met by the person who directly or indirectly supplied the funds for the purchase of the Shares or by the beneficiary of such fiduciary account. The Broker further represents, warrants and covenants that the Broker, or a person associated with the Broker, will make every reasonable effort to determine the suitability and appropriateness of an investment in Shares of each proposed investor by reviewing documents and records disclosing the basis upon which the determination as to suitability was reached as to each purchaser of Shares pursuant to a subscription solicited by the Broker, whether such documents and records relate to accounts which have been closed, accounts which are currently maintained or accounts hereafter established.

9.3           The Broker will sell Shares, to the extent approved by the Managing Dealer as set forth on Schedule I to this Agreement, and sell such shares only to those persons who are eligible to purchase such shares in transactions exempt from registration under the Securities Act under Section 4(a)(2) of the Securities Act and Regulation D thereunder as described in the Offering Memorandum. Nothing contained in this Agreement shall be construed to impose upon the Company or the Managing Dealer the responsibility of assuring that prospective investors meet the suitability standards in accordance with the terms and provisions of the Offering Memorandum. Broker shall not purchase any Shares for a discretionary account without obtaining the prior written approval of Broker’s customer and such customer’s completed and executed Subscription Agreement. The Broker agrees to comply with the record-keeping requirements imposed by (a) federal and state securities laws and the rules and regulations thereunder and (b) the applicable FINRA rules. The Broker further agrees to make the suitability records available to the Managing Dealer and the Company upon request and to make them available to representatives of the SEC and FINRA and applicable state securities administrators upon the Broker’s receipt of a subpoena or other appropriate document request from such agency.

9.4           [Any relevant jurisdictional selling restrictions to be added as applicable.]

9.5           The Broker further represents that it understands that the Shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the Offering Memorandum.

10.	Disclosure Review; Confidentiality of Information.

10.1         The Broker agrees that it shall have reasonable grounds to believe, based on the information made available to it through the Offering Memorandum or other materials, that all material facts are adequately and accurately disclosed in the Offering Memorandum and provide a basis for evaluating the Shares. In making this determination, the Broker shall evaluate, at a minimum, items of compensation, physical properties, tax aspects, financial stability and experience of the sponsor, conflicts of interest and risk factors, and appraisals and other pertinent reports. If the Broker relies upon the results of any inquiry conducted by another member or members of FINRA, the Broker shall have reasonable grounds to believe that such inquiry was conducted with due care, that the member or members conducting or directing the inquiry consented to the disclosure of the results of the inquiry and that the person who participated in or conducted the inquiry is not the Managing Dealer or a sponsor or an affiliate of the sponsor of the Company.

10.2         It is anticipated that (i) the Broker and Broker’s officers, directors, managers, employees, owners, members, partners, home office diligence personnel or other agents of the Broker that are conducting a due diligence inquiry on behalf of the Broker and (ii) persons or committees, as the case may be, responsible for determining whether the Broker will participate in the Offering ((i) and (ii) are collectively, the “Diligence Representatives”) either have previously or will in the future have access to certain Confidential Information (defined below) pertaining to the Company, the Managing Dealer, the Adviser, or their respective affiliates. For purposes hereof, “Confidential Information” shall mean and include: (i) trade secrets concerning the business and affairs of the Company, the Managing Dealer, the Adviser, or their respective affiliates; (ii) confidential data, know-how, current and planned research and development, current and planned methods and processes, marketing lists or strategies, slide presentations, business plans, however documented, belonging to the Company, the Managing Dealer, the Adviser, or their respective affiliates; (iii) information concerning the business and affairs of the Company, the Managing Dealer, the Adviser, or their respective affiliates (including, without limitation, historical financial statements, financial projections and budgets, investment-related information, models, budgets, plans, and market studies, however documented; (iv) any information marked or designated “Confidential—For Due Diligence Purposes Only” or designated with similar language; and (v) any notes, analysis, compilations, studies, summaries and other material containing or based, in whole or in part, on any information included in the foregoing. The Broker agrees to keep, and to cause its Diligence Representatives to keep, all such Confidential Information strictly confidential and to not use, distribute or copy the same except in connection with the Broker’s due diligence inquiry. The Broker agrees to not disclose, and to cause its Diligence Representatives not to disclose, such Confidential Information to the public, or to the Broker’s sales staff, financial advisors, or any person involved in selling efforts related to the Offering or to any other third party and agrees not to use the Confidential Information in any manner in the offer and sale of the Shares. The Broker further agrees to use all reasonable precautions necessary to preserve the confidentiality of such Confidential Information, including, but not limited to (a) limiting access to such information to persons who have a need to know such information only for the purpose of the Broker’s due diligence inquiry and (b) informing each recipient of such Confidential Information of the Broker’s confidentiality obligation. The Broker acknowledges that Broker or its Diligence Representatives may previously have received Confidential Information in connection with preliminary due diligence on the Company, and agrees that the foregoing restrictions shall apply to any such previously received Confidential Information. The Broker acknowledges that Broker or its Diligence Representatives may in the future receive Confidential Information either in individual or collective meetings or telephone calls with the Company, and agrees that the foregoing restrictions shall apply to any Confidential Information received in the future through any source or medium. The Broker acknowledges the restrictions and limitations of Regulation F-D promulgated by the SEC and agrees that the foregoing restrictions are necessary and appropriate in order for the Company to comply therewith. Notwithstanding the foregoing, Confidential Information may be disclosed (a) if approved in writing for disclosure by the Company or the Managing Dealer, (b) pursuant to a subpoena or as required by law, or (c) as required by regulation, rule, order or request of any governing or self-regulatory organization (including the SEC or FINRA), provided that the Broker shall notify the Managing Dealer in advance if practicable under the circumstances of any attempt to obtain Confidential Information pursuant to provisions (b) and (c).

11.	Broker’s Compliance with Anti-Money Laundering Rules and Regulations. The Broker hereby represents that it has complied and will comply with Section 326 of the USA Patriot Act and the implementing rules and regulations promulgated thereunder in connection with broker/Brokers’ anti-money laundering obligations. The Broker hereby represents that it has adopted and implemented, and will maintain a written anti-money laundering compliance program (“AML Program”) including, without limitation, anti-money laundering policies and procedures relating to customer identification in compliance with applicable laws and regulations, including federal and state securities laws, applicable rules of FINRA, and the Bank Secrecy Act, as amended by the USA Patriot Act and the implementing rules and regulations promulgated thereunder. In accordance with these applicable laws and regulations and its AML Program, Broker agrees to verify the identity of its new customers; to maintain customer records; and to check the names of new customers against government watch lists, including the Office of Foreign Asset Control’s (OFAC) list of Specially Designated Nationals and Blocked Persons. Additionally, Broker will monitor account activity to identify patterns of unusual size or volume, geographic factors and any other “red flags” described in the USA Patriot Act as potential signals of money laundering or terrorist financing. Broker will submit to the Financial Crimes Enforcement Network any required suspicious activity reports about such activity and further will disclose such activity to applicable federal and state law enforcement when required by law. Upon request by the Managing Dealer at any time, the Broker hereby agrees to furnish (a) a copy of its AML Program to the Managing Dealer for review, and (b) a copy of the findings and any remedial actions taken in connection with the Broker’s most recent independent testing of its AML Program. The Broker agrees to notify the Managing Dealer immediately if the Broker is subject to a FINRA disclosure event or fine from FINRA related to its AML Program.

12.	Privacy. The Broker agrees as follows:

12.1         The Broker agrees to abide by and comply in all respects with (a) the privacy standards and requirements of the GLBA and applicable regulations promulgated thereunder, (b) the privacy standards and requirements of any other applicable federal or state law, including the Fair Credit Reporting Act, as amended (“FCRA”), and (c) its own internal privacy policies and procedures, each as may be amended from time to time.

12.2         The parties hereto acknowledge that from time to time, Broker may share with the Company and the Company may share with Broker nonpublic personal information (as defined under the GLBA) of customers of Broker. This nonpublic personal information may include, but is not limited to a customer’s name, address, telephone number, social security number, account information and personal financial information. Broker shall only be granted access to such nonpublic personal information of each of its customers that pertains to the period or periods during which Broker served as the broker of record for such customer’s account. Broker, the Managing Dealer and the Company shall not disclose nonpublic personal information of any customers who have opted out of such disclosures, except (a) to service providers (when necessary and as permitted under the GLBA), (b) to carry out the purposes for which one party discloses such nonpublic personal information to another party under this Agreement (when necessary and as permitted under the GLBA), or (c) as otherwise required by applicable law. Any nonpublic personal information that one party receives from another party shall be subject to the limitations on usage described in this Section 12. Except as expressly permitted under the FCRA, Broker agrees that it shall not disclose any information that would be considered a “consumer report” under the FCRA.

12.3         Broker shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) to identify customers that have exercised their opt-out rights. In the event Broker, the Managing Dealer or the Company expects to use or disclose nonpublic personal information of any customer for purposes other than as set forth in this Section 12, it must first consult the List to determine whether the affected customer has exercised his or her opt-out rights. The use or disclosure of any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures, except as set forth in this Section 12, shall be prohibited.

12.4         Broker shall implement commercially reasonable measures in compliance with industry best practices designed: (a) to assure the security and confidentiality of nonpublic personal information of all customers; (b) to protect such information against any anticipated threats or hazards to the security or integrity of such information; (c) to protect against unauthorized access to, or use of, such information that could result in material harm to any customer; (d) to protect against unauthorized disclosure of such information to unaffiliated third parties; and (e) to otherwise ensure its compliance with all applicable privacy standards and requirements of federal or state law (including, but not limited to, the GLBA), and any other applicable legal or regulatory requirements. Broker further agrees to cause all its agents, representatives, affiliates, subcontractors, or any other party to whom Broker provides access to or discloses nonpublic personal information of customers to implement appropriate measures designed to meet the objectives set forth in this Section 12.

13.	Broker’s Undertaking to Not Facilitate a Secondary Market in the Shares. The Broker acknowledges that there is no public trading market for the Shares and that there are limits on the ownership, transferability and repurchase of the Shares, which significantly limit the liquidity of an investment in the Shares. The Broker also acknowledges that the Company’s share repurchase program provides only a limited opportunity for investors to have their Shares purchased by the Company and that the Company’s board of trustees may, in its sole discretion, amend, suspend, or terminate the share repurchase program at any time. The Broker hereby agrees that so long as the Company is offering Shares pursuant to the Offering Memorandum and the Company has not listed the Shares on a national securities exchange, the Broker will not engage in any action or transaction that would facilitate or otherwise create the appearance of a secondary market in the Shares without the prior written approval of the Managing Dealer.

14.	Indemnification. Broker agrees that it severally will indemnify and hold harmless the Company, the Managing Dealer, the Adviser, and their affiliates and each of their respective directors, trustees, officers, employees, shareholders, partners, sub-advisors, associates and agents, now and in the future, as well as each other person who has signed the Registration Statement and each person, if any, who controls the Company or the Managing Dealer within the meaning of Section 15 of the Securities Act (collectively, the “Broker Indemnified Persons”) from and against any and all fees, costs, expenses, losses, claims, actions, demands, damages, fines, penalties or liabilities of any nature whatsoever (“Losses”), joint or several, to which Broker Indemnified Persons may become subject and which arise out of or are based upon, directly or indirectly, or otherwise incurred from (a) any untrue statement of a material fact contained (i) in the Offering Memorandum, or any amendment or supplement thereto, or (ii) in any Authorized Sales Materials; or (b) the omission to state in the Offering Memorandum, or any amendment or supplement thereto, or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that clauses (a) and (b) apply, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company or the Managing Dealer by or on behalf of the Broker specifically for use with reference to the Broker in the preparation of the Offering Memorandum, or any amendment or supplement thereto, or in preparation of any Authorized Sales Materials; or (c) any use of sales literature not authorized or approved by the Company or any use of “broker-dealer use only” materials with members of the public by the Broker in the offer and sale of the Shares or any use of sales literature in a particular jurisdiction if such material is being used in a manner inconsistent with its intended purpose or jurisdiction in connection with the sale of Shares to members of the public in such jurisdiction; or (d) any untrue statement made by the Broker or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares; or (e) any material violation of this Agreement; or (f) any failure or alleged failure to comply with all applicable laws, including, without limitation, laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC, FINRA and the USA Patriot Act; or (g) any other failure or alleged failure to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder; or (h) any other gross negligence, bad faith, or willful misconduct by Broker or its representatives or agents in connection with the performance of Brokers’ duties under this Agreement. Broker also agrees that it will reimburse each Broker Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Losses, expense or action. This indemnity will be in addition to any liability that such Broker may otherwise have.

15.	Arbitration. Any dispute, controversy or claim arising between the parties relating to this Agreement (whether such dispute arises under any federal, state or local statute or regulation, or at common law), shall be resolved by final and binding arbitration administered in accordance with the then current commercial arbitration rules of FINRA in accordance with the terms of this Agreement (including the governing law provisions of this Agreement and pursuant to the Federal Arbitration Act (9 U.S.C. §§ 1 – 16). The parties will request that the arbitrator or arbitration panel (“Arbitrator”) issue written findings of fact and conclusions of law. The Arbitrator shall not be empowered to make any award or render any judgment for punitive damages, and the Arbitrator shall be required to follow applicable law in construing this Agreement, making awards, and rendering judgments. The decision of the arbitration panel shall be final and binding, and judgment upon any arbitration award may be entered by any court having jurisdiction. All arbitration hearings will be held at the Chicago FINRA District Office or at another mutually agreed upon site. The parties may agree on a single arbitrator, or, if the parties cannot so agree, each party will have the right to choose one arbitrator, and the selected arbitrators will choose a third arbitrator. Each arbitrator must have experience and education that qualify him or her to competently address the specific issues to be designated for arbitration. Notwithstanding the preceding, no party will be prevented from immediately seeking provisional remedies in courts of competent jurisdiction, including but not limited to, temporary restraining orders and preliminary injunctions, but such remedies will not be sought as a means to avoid or stay arbitration.

16.	Termination.

16.1         The Broker will suspend or terminate its offer and sale of Shares upon the request of the Company or the Managing Dealer at any time and will resume its offer and sale of Shares hereunder upon subsequent request of the Company or the Managing Dealer. Any party may terminate this Agreement by written notice. Such termination shall be effective forty-eight (48) hours after the mailing of such notice. This Agreement is the entire agreement of the parties and supersedes all prior agreements, if any, between the parties hereto. This Agreement will automatically terminate in the event of its assignment, as defined in the Investment Company Act of 1940 (“1940 Act”).

16.2         This Agreement may be amended at any time by the Managing Dealer by written notice to the Broker, and any such amendment shall be deemed accepted by the Broker upon placement of an order for sale of Shares by such Broker’s customer after the Broker has received such notice.

16.3         The respective agreements and obligations of the Managing Dealer and Broker set forth in Sections 4, 6, 7 and 13 through 20 of this Agreement shall remain operative and in full force and effect regardless of the termination of this Agreement.

17.	Use of Company and Fund Names. Except as expressly provided herein, nothing herein shall be deemed to constitute a waiver by the Managing Dealer, the Adviser and/or their respective affiliates of any consent that would otherwise be required under this Agreement or applicable law prior to the use of Broker of the name or identifying marks of the Company, the Managing Dealer, or Golub Capital (or any combination or derivation thereof, including any name adopted in the future). The respective parties reserve the right to withdraw their consent to the use of the Company’s name at any time and to request to review any materials generated by the Broker that use the Company’s or Golub Capital’s name or mark. Any such consent is expressly subject to the continuation of this Agreement and shall terminate with the termination of this Agreement as provided herein.

18.	Notice. Notices and other writings contemplated by this Agreement shall be delivered via (i) hand, (ii) first class registered or certified mail, postage prepaid, return receipt requested, (iii) a nationally recognized overnight courier or (iv) electronic mail. All such notices shall be addressed, as follows:

if to the Managing Broker Dealer:

Arete Wealth Management, LLC
1115 W. Fulton Market, 3rd Floor
Chicago, IL 60607

If to the Adviser:

GC Advisors LLC
200 Park Avenue, 25th Floor

New York, New York 10166

If to the Company:

Golub Capital Private Income Fund S
200 Park Avenue, 25th Floor

New York, New York 10166

If to the Broker:

To the address specified by the Broker herein.

19.	Attorney’s Fees and Applicable Law. In any action to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney’s fees. This Agreement shall be construed under the laws of the State of New York and shall take effect when signed by the Broker and countersigned by the Managing Dealer. Venue for any action brought hereunder shall lie exclusively in New York, New York.

20.	No Partnership. Nothing in this Agreement shall be construed or interpreted to constitute the Broker as an employee, agent or representative of, or in association with or in partnership with, the Managing Dealer, the Company or the other Brokers; instead, this Agreement shall only constitute the Broker as a Broker authorized by the Managing Dealer to sell the Shares according to the terms set forth in the Offering Memorandum as amended and supplemented and in this Agreement.

21.	Changes; Amendments. Except as specifically provided in this Section 21, this Agreement may be changed or amended only by written instrument signed by all parties. In the event of a change in law, regulation or other regulatory guidance which affects this Agreement, Broker authorizes the Managing Dealer to amend this Agreement in order to comply with the requirements of any such law, regulation or other regulatory guidance. Broker agrees that such amendment shall automatically become effective upon the execution of the first transaction Broker or its Customer executes with the Company thirty (30) calendar days after receipt of the amendment (or sooner, if required to comply with applicable law and that the amendment shall not require the signature of Broker in order to be effective).

22.	Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) are the entire agreement of the parties and supersede all prior agreements, if any, relating to the subject matter hereof between the parties hereto.

23.	Successors and Assigns. No party shall assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of the other party. This Agreement shall be binding upon the Managing Dealer, the Adviser and Broker and their respective successors and permitted assigns.

24.	Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

25.	Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same agreement, including all Schedules and Exhibits hereto. Each party may execute this Agreement by applying an electronic signature using DocuSign or any similar electronic signature program and acknowledges, agrees and confirms that the use of such an electronic signature program (a) shall result in a reliable and valid delivery of such party’s signature to this Agreement; and (b) shall constitute reasonable steps on the part of the other party to this Agreement to verify the reliability of such signature.

We have read the foregoing Agreement and we hereby accept and agree to the terms and conditions therein set forth. We hereby represent that the list below of jurisdictions in which we are registered or licensed as a broker or Broker and are fully authorized to sell securities is true and correct, and we agree to advise you of any change in such list during the term of this Agreement.

Broker/Firm:

Broker/Firm CRD:	Tax ID:

AGREED AND ACCEPTED BY THE BROKER:

By:	Date:

Name

Title

Email:

Address:

Phone:

AGREED AND ACCEPTED:

Arete Wealth Management, LLC

By:

Name:

Title:

SCHEDULE I ADDENDUM TO

SELECTED INTERMEDIARY AGREEMENT

Broker/Firm:

The following reflects the transaction or other fee arrangements and shareholder servicing and/or distribution fees as agreed upon between Arete Wealth Management, LLC (the “Managing Dealer”) and Broker, effective as of the effective date of the Selected Intermediary Agreement (the “Agreement”) between the Managing Dealer and Broker in connection with the offering of Shares of Golub Capital Private Income Fund S (the “Company”). Capitalized terms used herein but not otherwise defined shall have the meaning ascribed thereto in the Agreement.

1.	Brokerage Transaction Fee.

1.1           Broker may charge a transaction or other fee, including upfront placement fees or brokerage commissions, on sales of Shares, to the extent the Offering Memorandum discloses that such brokerage commissions or fees may be charged for the Shares. Broker represents that Broker is acting solely as an agent for its customers with respect to their purchase or sale of Shares and is not acting for Broker’s own account. Any transaction or other fee, including upfront placement fees or brokerage commissions, charged by Broker in connection with its sale of Shares will be charged in a manner consistent with the Offering Memorandum and applicable law and FINRA rules. Purchases and sales of such Shares may only be executed as purchases or repurchases between the customer and the Company. Broker shall not execute trades of Shares between customers.

2.	Terms and Conditions of the Shareholder Servicing and/or Distribution Fees.

2.1           The payment of the shareholder servicing and/or distribution fee to Broker is subject to terms and conditions set forth herein and the Offering Memorandum as may be amended or supplemented from time to time. If Broker elects to sell Shares, eligibility to receive the shareholder servicing and/or distribution fee with respect to the Shares, as applicable, sold by the Broker is conditioned upon the Broker acting as broker of record with respect to such Shares and complying with the requirements set forth below, including providing shareholder and account maintenance services with respect to such Shares. For the avoidance of doubt, such services are non-distribution services, other than those primarily intended to result in the sale of Shares.

2.1.1        the existence of an effective Selected Intermediary Agreement or ongoing Servicing Agreement between the Managing Dealer and the Broker, and

2.1.2        the provision of the following services with respect to the Shares, as applicable, by the Broker:

(a)            assistance with recordkeeping, including maintaining records for and on behalf of Broker’s customers reflecting transactions and balances of Shares owned,

(b)            answering investor inquiries regarding the Company, including distribution payments and reinvestments,

(c)            helping investors understand their investments upon their request, and

(d)            facilitating tender offer requests.

2.2           The Broker hereby represents by its acceptance of each payment of the shareholder servicing and/or distribution fee that it complies with each of the above requirements and is providing the above-described services.

2.3           Subject to the conditions described herein, the Managing Dealer will reallow to Broker the shareholder servicing and/or distribution fee in an amount described below, as applicable, sold by Broker. To the extent payable, the shareholder servicing and/or distribution fee will be payable monthly in arrears as provided in the Offering Memorandum. All determinations regarding the total amount and rate of reallowance of the shareholder servicing and/or distribution fee, the Broker’s compliance with the listed conditions, and/or the portion retained by the Managing Dealer will be made by the Managing Dealer in its sole discretion.

2.4           Notwithstanding the foregoing, subject to the terms of the Offering Memorandum, at such time as the Broker is no longer the intermediary of record with respect to such Shares or the Broker no longer satisfies any or all of the conditions set forth above, then Broker’s entitlement to the shareholder servicing and/or distribution fee related to such Shares, as applicable, shall cease in, and Broker shall not receive the shareholder servicing and/or distribution fee for, that month or any portion thereof (i.e., shareholder servicing and/or distribution fees are payable with respect to an entire month without any proration). Intermediary transfers will be made effective as of the start of the first business day of a month.

2.5           Thereafter, such shareholder servicing and/or distribution fee may be reallowed to the then-current intermediaries of record of the Shares, if any such intermediary of record has been designated (the “Servicing Broker”), to the extent such Servicing Broker has entered into a Selected Intermediary Agreement or similar agreement with the Managing Dealer (“Servicing Agreement”) and such Selected Intermediary Agreement or Servicing Agreement with the Servicing Broker provides for such reallowance. In this regard, all determinations will be made by the Managing Dealer in good faith in its sole discretion. The Managing Dealer may also reallow some or all of the shareholder servicing and/or distribution fee to other intermediaries who provide services with respect to the Shares (who shall be considered additional Servicing Brokers) pursuant to a Servicing Agreement with the Managing Dealer to the extent such Servicing Agreement provides for such reallowance and such additional Servicing Broker is in compliance with the terms of such agreement related to such reallowance, in accordance with the terms of such Servicing Agreement.

2.6           In addition, the Company and the Managing Dealer will cease paying the shareholder servicing and/or distribution fee on the Shares in connection with an Offering upon the earlier to occur of the following: (i) a listing of shares or (ii) the merger or consolidation of the Company with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets. For purposes of this Schedule I, the portion of the shareholder servicing and/or distribution fee accruing with respect to the Shares of the Company’s Shares issued privately by the Company during the term of a particular Offering, and not issued pursuant to a prior Offering, shall be underwriting compensation with respect to such particular Offering and not with respect to any other Offering.

3.	General.

3.1           Shareholder servicing and/or distribution fees due to the Broker pursuant to this Agreement will be paid to the Broker within 30 days after receipt by the Managing Dealer. The Broker, in its sole discretion, may authorize Managing Dealer to deposit shareholder servicing and/or distribution fees or other payments due to it pursuant to this Agreement directly to its bank account. If the Broker so elects, the Broker shall provide such deposit authorization and instructions in Schedule II to this Agreement.

3.2           The parties hereby agree that the foregoing shareholder servicing and/or distribution fee are not in excess of the usual and customary distributors’ or sellers’ commission received in the sale of securities similar to the Shares, that the Broker’s interest in the Offering is limited to such shareholder servicing and/or distribution fee from the Managing Dealer and the Broker’s indemnity referred to in Section 4 of the Managing Dealer Agreement, and that the Company is not liable or responsible for the direct payment of such shareholder servicing and/or distribution fee to the Broker.

3.3           Except as otherwise described under “Brokerage Transaction Fee” above, the Broker waives any and all rights to receive compensation, including the shareholder servicing and/or distribution fee, until it is paid to and received by the Managing Dealer. Broker acknowledges and agrees that, if the Company pays shareholder servicing and/or distribution fees to the Managing Dealer, the Company is relieved of any obligation for shareholder servicing and/or distribution fees to Broker. The Company may rely on and use the preceding acknowledgement as a defense against any claim by Broker for shareholder servicing and/or distribution fees the Company pays to Managing Dealer but that Managing Dealer fails to remit to Broker. The Broker affirms that the Managing Dealer’s liability for the shareholder servicing and/or distribution fee is limited solely to the proceeds of the shareholder servicing and/or distribution fee receivable from the Company and Broker hereby waives any and all rights to receive any reallowance of the shareholder servicing and/or distribution fee due until such time as the Managing Dealer is in receipt of the shareholder servicing and/or distribution fee from the Company. Notwithstanding the above, Broker affirms that, to the extent that Broker retains transaction or other fees, including upfront placement fees or brokerage commissions, as described above under “Brokerage Transaction Fee,” neither the Company nor the Managing Dealer shall have liability for such brokerage commission or other transaction based fee payable to the Broker, and the Broker is solely responsible for retaining the brokerage commissions or other similar transaction based fees due to the Broker from the subscription funds received by the Broker from its customers for the purchase of Shares in accordance with the terms of this Agreement.

3.4           Broker shall furnish Managing Dealer and the Company with such information as shall reasonably be requested by the Company with respect to the fees paid to Broker pursuant to this Schedule A, and Broker shall notify Managing Dealer if Broker is not eligible to receive transaction or other fees, including upfront placement fees or brokerage commissions, shareholder servicing and/or distribution fees at the time of purchase.

4.	Due Diligence. In addition, as set forth in the Offering Memorandum, the Managing Dealer or, in certain cases at the option of the Company, the Company, will pay or reimburse the Broker for reasonable bona fide due diligence expenses incurred by the Broker in connection with the Offering. Such due diligence expenses may include customary travel, lodging, meals and other reasonable out-of-pocket expenses incurred by the Broker and its personnel when visiting the Company’s offices verify information relating to the Company. The Broker shall provide a detailed and itemized invoice for any such due diligence expenses and shall obtain the prior written approval from the Managing Dealer for such expenses, and no such expenses shall be reimbursed absent a detailed and itemized invoice being sent to the Managing Dealer and the Company. All such reimbursements will be made in accordance with, and subject to the restrictions and limitations imposed under the Offering Memorandum, FINRA rules and other applicable laws and regulations.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed as of the date first written above.

AGREED AND ACCEPTED BY THE BROKER:

Broker/Firm:

By:

Name:

Title:

AGREED AND ACCEPTED:

Arete Wealth Management, LLC

By:

Name:

Title:

SCHEDULE II ADDENDUM TO
SELECTED INTERMEDIARY AGREEMENT

Broker hereby authorizes the Managing Dealer or its agent to deposit shareholder servicing and/or distribution fee and other payments due to it pursuant to the Selected Intermediary Agreement to its bank account specified below. This authority will remain in force until Broker notifies the Managing Dealer in writing to cancel it. In the event that the Managing Dealer deposits funds erroneously into Broker’s account, the Managing Dealer is authorized to debit the account with no prior notice to Broker for an amount not to exceed the amount of the erroneous deposit.

Bank Name:

Bank Address:

Bank Routing Number

Account Number

Broker/Firm:

By:

Name:

Title:

Effective Date:

SCHEDULE III ADDENDUM TO
SELECTED INTERMEDIARY AGREEMENT

Broker will not offer, sell or distribute Shares, or otherwise make any such Shares available, in any jurisdiction outside of the United States or United States territories. The Broker will only offer or transact in Shares in jurisdictions where it is duly registered and licensed to conduct such business.

(A)	The Broker is eligible to conduct business in all of the following jurisdictions. ______ (Check if yes)

(B)	The Broker is eligible to conduct business in all of the following jurisdictions except for the following (list jurisdictions): ______________________________________________

(C)	Unless previously indicated above, the Broker is eligible to conduct business in the following jurisdictions:

______Alabama	______Louisiana	______Oklahoma
______Alaska	______Maine	______Oregon
______Arizona	______Maryland	______Pennsylvania
______Arkansas	______Massachusetts	______Puerto Rico
______California	______Michigan	______Rhode Island
______Colorado	______Minnesota	______South Carolina
______Connecticut	______Mississippi	______South Dakota
______Delaware	______Missouri	______Tennessee
______District of Columbia	______Montana	______Texas
______Florida	______Nebraska	______Utah
______Georgia	______Nevada	______Vermont
______Hawaii	______New Hampshire	______Virgin Islands
______Idaho	______New Jersey	______Virginia
______Illinois	______New Mexico	______Washington
______Indiana	______New York	______West Virginia
______Iowa	______North Carolina	______Wisconsin
______Kansas	______North Dakota	______Wyoming
______Kentucky	______Ohio

Broker/Firm:

By:

Name:

Title:

Effective Date:

EXHIBIT A TO

SELECTED INTERMEDIARY AGREEMENT

[MANAGING DEALER AGREEMENT]

EXHIBIT B

MANAGING DEALER FEES

Variable Managing Dealer Fee:

1.75 basis points paid on any new capital raised in the Offering, paid quarterly in arrears.